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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (date of earliest event reported) May 10, 2000

                         ------------------------------

                          VERITAS SOFTWARE CORPORATION
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             (Exact name of registrant as specified in its charter)


          Delaware                     000-26247                 77-0507675
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


                              1600 Plymouth Street
                         Mountain View, California 94043
            --------------------------------------------------------
           (Address of principal executive offices including Zip Code)


       Registrant's telephone number, including area code: (650) 335-8000

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Item 5: Other Events

     Increase in Number of Authorized Shares. On May 10, 2000, our stockholders approved an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 500 million to 2 billion. The amendment became effective May 10, 2000.

     IBM Business Transaction. On May 16, 2000, we announced a business agreement with IBM in support of AIX/Monterey. As part of the agreement, we will be porting and optimizing our complete set of storage management solutions, including VERITAS Volume Manager and VERITAS File System, to AIX/Monterey for IBM POWER and Intel IA-64 processor-based systems. AIX/Monterey is a code name that refers to both AIX for the IBM POWER processors as well as the future delivery of the UNIX operating system for Intel's IA-64 Itanium processor-based systems.

Item 7: Financial Statements and Exhibits.

        (c)     Exhibits

        99.1    Press release dated May 16, 2000.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2000

                                   VERITAS SOFTWARE CORPORATION

                                   By: /s/ JAY A. JONES
                                       --------------------------
                                       Jay A. Jones
                                       Senior Vice President,
                                       Chief Administrative Officer & Secretary


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                                  EXHIBIT INDEX

99.1    Press release of the registrant dated May 16, 2000.




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